UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: June 14, 2016
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12220 Scripps Summit Drive, Suite 100
San Diego, California 92131
(Address of principal executive offices)
(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Turtle Beach Corporation (the “Company”) was held on June 14, 2016. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2016 (the “Proxy Statement”), were (1) the election of six nominees to the Company’s board of directors, (2) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and (3) the approval, on a non-binding advisory basis, of Named Executive Officer compensation as disclosed in the Proxy Statement.
At the Annual Meeting, each of the director nominees set forth below was elected to hold office until his or her respective successor is duly elected and qualified or until his or her death, resignation or removal; the stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and the stockholders approved, on a non-binding advisory basis, Named Executive Officer compensation as disclosed in the Proxy Statement. The table below shows the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director. There were no broker non-votes for the proposal regarding the ratification of the accounting firm.

1.	Election of Directors

	For	Withheld	Broker Non-Votes
Laureen DeBuono	28,698,281	1,895,577	9,349,134
Ronald Doornink	27,138,620	3,455,238	9,349,134
Kenneth A. Fox	27,463,467	3,130,391	9,349,134
William E. Keitel	27,396,085	3,197,773	9,349,134
Juregen Stark	27,714,907	2,878,951	9,349,134
Andrew Wolfe	28,699,191	1,894,667	9,349,134

2.	Ratification of the Appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

For	Against	Abstain
36,138,096	2,261,410	1,543,486

3.	Approval, on a non-binding advisory basis, of Named Executive Officer compensation as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
27,015,291	3,098,037	480,530	9,349,134

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	June 17, 2016	By:	/S/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary